                                Filed Pursuant to Rule 424(b)(3) and Rule 424(c) Registration Statement No. 333-75727

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 29, 1999)


                        SATILLA FINANCIAL SERVICES, INC.
                         A PROPOSED HOLDING COMPANY FOR

                             SATILLA COMMUNITY BANK
                                (IN ORGANIZATION)


                                  COMMON STOCK

                       MINIMUM OFFERING -- 460,000 SHARES
                       MAXIMUM OFFERING -- 550,000 SHARES

                          ----------------------------

                         SPECIAL NOTICE TO RESIDENTS OF
                        NORTH CAROLINA AND SOUTH CAROLINA

         This supplement to our prospectus dated June 29, 1999 allows us to offer our common stock to up to 25 qualified residents of each of North Carolina and South Carolina. This supplement constitutes an offer to North Carolina and South Carolina residents only if accompanied by the prospectus.

         If you are a resident of the State of North Carolina or South Carolina, you should carefully read the prospectus, together with the notice below, before investing in our common stock:

                  THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER ONE OR MORE SECURITIES ACTS.

                  IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON
         TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO A REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

         If you decide to purchase shares of our common stock, we will deliver to you a stock certificate representing your shares. Your stock certificate will contain a legend that reflects the limitations above.

         INVESTING IN OUR COMMON STOCK IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THE PROSPECTUS.


            The date of this prospectus supplement is July 20, 1999.